CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    RTI INC.

                Under Section 805 of the Business Corporation Law

                           ---------------------------

          It is hereby certified that:

          FIRST:    The name of the Corporation is RTI Inc.  The name under
which the Corporation was formed is Radiation Technology, Inc.

          SECOND:   The certificate of incorporation of the Corporation was
filed by the Department of State of the State of New York on August 27, 1968.

          THIRD:    The amendment of the certificate of incorporation of the
Corporation effected by this certificate of amendment is as follows:

               To add a provision stating the number, designation, relative rights, preferences and limitations of the shares of Series A Preferred Stock as fixed by the Board of Directors of the Corporation pursuant to the authorization contained in the certificate of incorporation of the Corporation.

          FOURTH:   To accomplish the foregoing amendment, the following new
Article SIXTH is added to the certificate of incorporation of the Corporation as follows:

               "SIXTH"  (a)  Designation of Series.  The series of Preferred
                             ---------------------
Shares established herein shall be designated "Series A Preferred Stock" (hereinafter called "Series A Preferred Stock") and the authorized number of shares of Series A Preferred Stock shall be 200,000 shares. The shares of Series A Preferred Stock, upon issuance for a consideration of $2.00 per share, shall be fully-paid and non-assessable. All shares of Series A Preferred Stock redeemed or otherwise purchased or acquired by the Corporation (including shares of Series A Preferred Stock acquired upon conversion in accordance with clause
(e) of this Article SIXTH) shall have the status of authorized but unissued shares of Preferred Shares and any such shares may be reissued as shares of such series of Preferred Shares as may be designated by the Board of Directors of the Corporation.

                    (b)  Dividends.  The holders of shares of Series A Preferred
                         ---------
Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends in cash at the rate of $0.16 per share per annum. Dividends on shares of Series A Preferred Stock will accumulate and will be payable annually on December 31 of each year. Dividends on shares of Series A Preferred Stock will be cumulative whether or not earned or declared and whether or not there shall be funds of the Corporation legally available for the payment of such dividends. Accruals and accumulations of dividends shall not bear interest.

               So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay, or set apart for payment, any dividends or make any distribution in cash or other property on any Common Shares of the Corporation, nor shall any Common Shares of the Corporation be redeemed or purchased by the Corporation, nor shall any monies be paid to or made available for a sinking fund for the redemption or purchase of any Common Shares of the Corporation, unless in each instance all dividends accrued on all outstanding shares of Series A Preferred Stock as of the record date for the taking of any such actions shall have been paid or provided for.

                    (c)  Liquidation Rights.  In the event of any liquidation,
                         ------------------
dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation, the Corporation shall pay to the holders of shares of Series A Preferred Stock, before any distribution shall be made to the holders of any other capital stock of the Corporation, an amount equal to $2.00 per share of Series A Preferred Stock held by each such holder, plus an amount equal to all accrued dividends unpaid thereon to the date of final distribution to such holders. For the purposes of this section (c), any sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation, reorganization of the Corporation, or consolidation or merger of the Corporation with one or more corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.




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
                    (d)   Voting.  (i) Except as otherwise provided by law, the
                          ------
holders of record of shares of Series A Preferred Stock shall be entitled to vote at any election of directors and on any other matter submitted to the holders of Common Shares, voting together with the holders of Common Shares (and any other class or series which may similarly be entitled to vote with the Common Shares) as a single class, and shall be entitled to one vote per share of Series A Preferred Stock held by them.

                    (e)  Conversion into Common Stock.  (i)  Each share of
                         ----------------------------
Series A Preferred Stock shall be convertible at any time, at the option of the holder thereof, into one Common Share, subject to the adjustments hereinafter provided.

                         (ii) Each holder of record of outstanding shares of
Series A Preferred Stock may exercise the conversion right provided in clause
(i) of this section (e) as to all or any portion of such shares by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed and assigned to the Corporation, accompanied by written notice stating that the holder elects to convert such shares into Common Shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for Common Shares are to be issued. A conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made. As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of Common Shares to which such holder is entitled. For all purposes, the rights of a converting holder of shares of Series A Preferred Stock, as such, shall cease as to the shares converted and the person or persons in whose name or names the certificates for Common Shares issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Shares, at the close of business on the day on which delivery of such notice shall be made. The Corporation shall pay all issue and transfer taxes, if any, incurred in respect of Common Shares delivered on conversion; provided, however, that the Corporation shall not be required to pay transfer or other




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
taxes, if any, incurred by reason of the issuance or delivery of such Common Shares in a name or names other than those in which the shares of Series A Preferred Stock surrendered for conversion are registered, and no such issuance or delivery shall be made unless and until there has been paid to the Corporation the amount of any such taxes, or there shall have been established to the satisfaction of the Corporation that such taxes have been paid.

          In the event of the liquidation, dissolution or winding up of the Corporation, such right of conversion shall end at the close of business on the 10th business day prior to the date fixed for the first distribution of the assets of the Corporation to the holders of shares of Series A Preferred Stock. Upon conversion, the Corporation shall pay a dividend on the shares of Series A Preferred Stock surrendered for conversion in an amount per share equal to the amount accrued at the applicable dividend rate for the number of days in the period between (i) the end of the last completed dividend period as to which dividends have been paid, and (ii) the Conversion Date.

                    (f)  Adjustments.  The number of Common Shares into which
                         -----------
each share of the Series A Preferred Stock is convertible shall be subject to the following adjustments from time to time and after the happening of each of the following events only as follows:

                         (i) If the Corporation shall (w) pay a dividend or make
a distribution on the outstanding Common Shares payable in Common Shares, (x) subdivide the outstanding Common Shares into a larger number of shares, (y) combine the outstanding Common Shares into a smaller number of shares, or (z) issue by reclassification of the Common Shares any shares of the Corporation, each holder shall thereafter be entitled upon conversion to receive for each share of the Series A Preferred Stock held by such holder the number of Common Shares which such holder would have owned or have been entitled to receive after the happening of any of the events described above in this clause (i) had such shares of the Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution, or (y) the day upon which such subdivision, combination or reclassification shall become effective.




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
                         (ii) If the Corporation shall consolidate or merge into
or with another corporation or other entity, or if the Corporation shall sell or convey to any other person or persons all or substantially all of the property of the Corporation, then each holder of shares of Series A Preferred Stock then outstanding shall have the right thereafter to convert each share of Series A Preferred Stock held by such holder into the kind and amount of any shares of stock, other securities, cash, and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of Common Shares into which such share might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise in any contracts of sale and conveyance such that, insofar as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be made applicable.

                         (iii)  No fractional Common Shares shall be issued upon
any conversion but, in lieu thereof, there shall be paid to each holder of shares of the Series A Preferred Stock surrendered for conversion who but for the provisions of this clause (iii) would be entitled to receive a fraction of a Common Share on such conversion, as soon as practicable after the date such shares are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full Common Share. For purposes of this clause (iii), the market value of a share shall be (x) the last sale price per Common Share on the date immediately preceding the Conversion Date on the principal stock exchange or The Nasdaq Stock Market, as the case may be, on which the Common Shares are then traded or, if there is no such price on such date, then the last price on such exchange or The Nasdaq Stock Market, on the date nearest preceding such date, or (y) if the Common Shares are not listed on any stock exchange or The Nasdaq Stock Market, the average of the bid and asked price for a Common Share in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (z) if the Common Shares are not publicly traded, the fair market value of a Common Share as determined by the Board of Directors of the Corporation in good faith.




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
                         (iv) No adjustment in the number of Common Shares into
which each share of the Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of more than one-quarter of a share in the number of Common Shares into which such share is then convertible; provided, however, that any adjustments which by reason of this clause (iv) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation.

                         (v)  Whenever any adjustment is required in the shares
into which each share of the Series A Preferred Stock is convertible, the Corporation shall keep available at its principal office and the principal office of each of the transfer agent or transfer agents for the Series A Preferred Stock and for the Common Shares a statement describing in reasonable detail the adjustment and the method of calculation used.

          In the event cash, property or securities other than Common Shares shall be payable, deliverable, or issuable by the Corporation upon conversion as aforesaid, then references to Common Shares in this section (f) shall be deemed to apply so far as appropriate and as nearly as may be, to such cash, property or other securities.

                    (g)  Redemption by Holders  (i)  Subject to and upon
                         ---------------------
compliance with the provisions of this section (g), the holder of a share of Series A Preferred Stock shall have the option, but not the obligation, to require the Corporation to redeem all, but not less than all, of such holder's shares of Series A Preferred Stock at a price of $2.00 per share (the "Redemption Price"), payable in accordance with the provisions of clause (iii) of this section (g).

                         (ii) Each holder of record of outstanding shares of
Series A Preferred Stock may exercise the redemption right provided in clause
(i) of this section (g) as to all, but not less than all, of such shares by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, the certificate or certificates for the shares to be redeemed, duly endorsed and assigned to the Corporation, accompanied by written notice (the "Notice") stating that the holder elects to cause the Corporation to redeem such shares. A redemption pursuant to this section (g) shall be




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
deemed to have been effected on the date (the "Redemption Date") when such delivery is made.

                         (iii)  The Corporation shall, at its option, pay the
Redemption Price either (x) in cash or (y) by delivery of a demand note from the Corporation in the principal amount of the Redemption Price and otherwise in the form of Exhibit A annexed hereto (the "Demand Note"); provided, however, that if the Notice shall have been delivered after January 31, 1997, the Redemption Price shall be paid in cash.

                         (iv)  As promptly as practicable following its receipt
of the Notice, the Corporation shall pay to the holder of the Series A Preferred Stock which has been surrendered for redemption, and deliver to or upon the written order of such holder, at such office or other place designated by the
Corporation, the Redemption Price.   For all purposes, the rights of a holder of
shares of Series A Preferred Stock, as such, shall cease as to the shares redeemed at the close of business on the date of delivery of the Notice.

                         (v)  Notwithstanding anything to the contrary otherwise
contained in this section (g), the Corporation shall have no obligation to redeem any shares of Series A Preferred Stock, and a holder of shares of Series A Preferred Stock shall have no rights under this section (g), if such redemption would violate the provisions of Section 513 of the New York Business Corporation Law (the "BCL"). Notwithstanding the foregoing, the Corporation shall be obligated to redeem the maximum number of shares of Series A Preferred Stock to be redeemed pursuant to this section (g) which would not cause it to violate the provisions of Section 513 of the BCL and shall be obligated to redeem any remaining shares of Series A Preferred Stock at such other time or times as permitted by Section 513 of the BCL.

                         (vi) In the event of the liquidation, dissolution or
winding up of the Corporation, such right of redemption shall end at the close of business on the 10th business day prior to the date fixed for the first distribution of the assets of the Corporation to the holders of shares of Series A Preferred Stock. Upon redemption, the Corporation shall pay a dividend on the shares of Series A Preferred Stock surrendered for redemption in an amount per share equal to the amount accrued at the applicable dividend rate for the number of days in the period between (A) the end of the last completed




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
dividend period as to which dividends have been paid, and (B) the Redemption
Date.

                    (h)  Redemption by the Corporation   (i) The Series A
                         -----------------------------
Preferred Stock may be redeemed, at the option of the Corporation, in whole but not in part, at any time after January 31, 1997, at a price of $2.00 per share, in cash.

                         (ii) If the Corporation desires to redeem the shares of
Series A Preferred Stock, the Corporation shall give the holders thereof notice of such redemption, which notice shall set forth the number of shares to be redeemed and the place and date fixed for redemption, which date shall be not less than five days after the date of such notice. On the date fixed for redemption (the "Corporation Redemption Date"), the holders of shares of Series A Preferred Stock shall surrender the certificates therefor and, as promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, an amount equal to $2.00 multiplied by the number of shares of Series A Preferred Stock surrendered by such holder. For all purposes, the rights of a holder of shares of Series A Preferred Stock, as such, shall cease as to the shares redeemed at the close of business on the Corporation Redemption Date.

          FIFTH:    The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the Corporation pursuant to the authority vested in said Board under the provisions of the certificate of incorporation of the Corporation and of Section 502 of the Business Corporation Law.




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
          IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated:  February 27, 1996

                                              THEO W. MULLER
                                             -----------------------
                                             Theo W. Muller
                                             President



                                              R. STEPHEN MAICO
                                             -----------------------
                                             R. Stephen Maico
                                             Secretary




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
                                                                       EXHIBIT A
                                   DEMAND NOTE
                                   -----------


$                                                           Rockaway, New Jersey
 --------------
                                                            Dated:

A.  GENERAL; TERMS OF PAYMENT
    -------------------------

          1. FOR VALUE RECEIVED, the undersigned, RTI INC., a corporation organized under the laws of the State of New York (the "Maker"), promises to pay
to the order of                     (the "Payee"), at its office at
                -------------------
                                          or at such other place as may be
- -----------------------------------------
designated by the holder hereof in writing, the principal sum of
                               , together with interest thereon, ten (10) days
- -------------------------------
following the date the Payee makes a demand for payment hereunder; provided that Payee shall not be entitled to make demand for payment hereunder prior to January 31, 1997. Interest shall accrue on the unpaid principal amount hereof at the rate of eight (8%) percent per annum.

          2.  Prepayment.  The Maker shall have the right to prepay this Note in
              ----------
whole at any time or in part from time to time, without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment.

          3.  Manner of Payment.  All payments by the Maker on account of
              -----------------
principal, interest or fees hereunder shall be made in lawful money of the United States of America, by wire transfer to an account designated by the holder of this Note (if such payment is in excess of $10,000) or by certified check or bank cashier's check.

B.  EVENTS OF DEFAULT
    -----------------

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

               (a) the Maker shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; or

               (b) there shall be commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which results in the entry of an order for relief or any such adjudication or appointment and which remains undismissed, undischarged or unbonded for a period of ninety (90) days; or

               (c) there shall be commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonding pending appeal within ninety
(90) days from the entry thereof; or

               (d) the Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due,

then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

C.  MISCELLANEOUS
    -------------

          1.  No Waiver; Rights and Remedies Cumulative.  No failure on the part
              -----------------------------------------
of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

          2.  Amendments.  No amendment, modification or waiver of any provision
              ----------
of this Note nor consent to any departure therefrom by the Maker shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          3.  Construction.  This Note shall be governed by the laws of the
              ------------
State of New York, without giving effect to its choice of law principles.

          4.  Successors and Assigns.  This Note shall be binding upon the Maker
              ----------------------
and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns.

          5.  Severability.  The provisions of this Note are severable, and if
              ------------
any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

          6.   Waiver of Notice.  The Maker hereby waives presentment, demand
               ----------------
for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.


                                        RTI INC.


                                        By:
                                           ----------------------------
                                           Theo W. Muller, President




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